EXHIBIT 99.1
FIRST INDUSTRIAL REALTY TRUST REPORTS
SECOND QUARTER RESULTS
Raising 2005 FFO Guidance by $0.05 Per Share
•	Improved Occupancy to 91.1 Percent, Ninth Consecutive Quarterly Increase

•	Leased 6.4 Million Square Feet in the Quarter

•	Retained Tenants in 72.8 Percent of Square Footage Up For Renewal

•	Pace of New Investments Continues to Increase and Investment Pipeline Exceeds $1 Billion
CHICAGO, July 26, 2005 — First Industrial Realty Trust, Inc. (NYSE: FR), the nation’s largest provider of diversified industrial real estate, today announced results for the quarter ended June 30, 2005. Diluted net income available to common stockholders per share (EPS) was $0.46, compared to $0.35 in second quarter 2004. Net income available to common stockholders in the quarter was $19.4 million, compared to $14.1 million in second quarter 2004. For the six months ended June 30, 2005, EPS was $0.79, compared to $0.93 a year ago.
“Occupancy improved, the pace of new investments is up significantly, and we continue to earn strong returns from our active real estate investment process,” said Mike Brennan, president and chief executive officer. “We produced solid results for the quarter and I am particularly pleased with the success of our development team. We recently announced new build-to-suit starts for Pier I in Washington, Staples in Georgia, and Mary Kay in Illinois. These projects reflect the growth of our customer franchise with Corporate America and the increasing demand for industrial real estate solutions tied to supply chain reconfiguration.”
Second quarter 2005 highlights are provided below:
Portfolio Performance
•	Increased occupancy to 91.1%, up from 90.8% at March 31, 2005

•	Retained tenants in 72.8% of square footage up for renewal

•	Leased 6.4 million square feet

•	Same property net operating income (NOI) decreased by 2.3%

Second Quarter On Balance Sheet 2005 Investment Statistics

		(in millions)
Property Acquisitions (Excluding Land)		$131.6
Square Feet	4.1 million
Stabilized Weighted Average Capitalization Rate	9.8%

Developments Placed In Service		$14.0
Square Feet	0.3 million
Expected Weighted Average First-Year Stabilized Yield	9.1%

Land Acquisitions		$10.8

Total Property Investment		$156.4

Property Sales (Excluding Land)		$125.7
Square Feet	2.2 million
Weighted Average Capitalization Rate	7.7%

Land Sales		10.1

Total Property Sales		$135.8

“Our pipeline of investment opportunities, both on balance sheet and for our joint ventures, has grown substantially since the first quarter and now exceeds $1 billion,” said Johannson Yap, chief investment officer. “We also realized strong investment returns as the unleveraged internal rate of return on dispositions for the quarter was 15%.”
Solid Financial Position
•	Fixed-charge coverage was 2.5 times and interest coverage was 2.8 times.

•	96% of real estate assets are unencumbered by mortgages.

•	The weighted average maturity of permanent debt at the end of the quarter was 8.9 years, one of the longest in the REIT industry.

•	100% of the Company’s permanent debt is fixed rate.
“Our $950 million joint venture with CalSTRS is off to a great start,” said Mike Havala, chief financial officer. “In three months since the venture started, we have already invested $128 million. This additional source of capital gives us the capacity to expand our business across the country and support all of the industrial real estate needs of our customers.”
Supplemental Reporting Measure
Second quarter FFO per share/unit on a diluted basis was $0.86, compared to $0.67 per share/unit on a diluted basis for the same quarter in 2004. For the six months ended June 30, 2005, FFO per share/unit was $1.67 per share compared with $1.49 per share a year ago.
First Industrial defines FFO as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold.
Outlook for 2005

Mr. Brennan stated, “The environment for industrial real estate continues to strengthen as companies invest to meet the increased demand of an improving economy, and we are well positioned to meet this growing demand.”
“We are increasing our guidance range for full-year 2005 FFO per share/unit by $0.05 to between $3.45 and $3.65, and full-year 2005 EPS to between $1.65 and $1.85. Investment volume assumptions for 2005, which include both new developments and acquisitions, are assumed to be approximately $650 million to $750 million with an 8.5% to 9.5% average cap rate. Sales volume in 2005 is assumed to be approximately $550 million to $650 million with a 7.5% to 8.5% average cap rate, with book gains from property sales/fees of between $110 million and $120 million. Our assumption for net economic gains for on balance sheet transactions in 2005 is between $80 million and $90 million. Our estimate for third quarter 2005 FFO per share/unit is in the range of $0.85 to $0.95.”

	Low End of	High End of
	Guidance for	Guidance for	Low End of	High End of
	3Q 2005	3Q 2005	Guidance for 2005	Guidance for 2005
	(Per share/unit)	(Per share/unit)	(Per share/unit)	(Per share/unit)
Net Income Available to Common Stockholders	$0.40	$0.50	$1.65	$1.85
Add: Real Estate Depreciation/Amortization	0.60	0.60	2.40	2.40
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(0.15)	(0.15)	(0.60)	(0.60)

FFO	$0.85	$0.95	$3.45	$3.65

Mr. Brennan continued, “A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the overall economy, the supply and demand of industrial real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results for 2005. However, I believe that First Industrial has the proper strategic and tactical design to deliver such results. We believe our I-N-D-L infrastructure — with its offensive and defensive characteristics — will continue to support our efforts and prove its value.”
First Industrial Realty Trust, Inc., the nation’s largest provider of diversified industrial real estate, serves every aspect of Corporate America’s industrial real estate needs, including customized supply chain solutions, through its unique I-N-D-L operating platform, which utilizes a pure Industrial focus and National scope to provide Diverse facility types, while offering Local, full-service management and expertise. The Company owns, operates and has under development 88.5 million square feet of industrial real estate in markets throughout the United States. Building, buying, selling, leasing and managing industrial property in major markets nationwide, First Industrial develops long-term relationships with corporate real estate directors, tenants and brokers to better serve customers with creative, flexible industrial real estate solutions.
This press release contains forward-looking information about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rate levels, competition, supply and demand for industrial properties in the Company’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 12:00 p.m. Central time, 1:00 p.m. Eastern time, on Wednesday, July 27, 2005. The call-in number is (800) 865-4460 and the passcode is “First Industrial.” The conference call will also be webcast live on First Industrial’s web site, www.firstindustrial.com, under the “Investor Relations” tab. A replay will also be available on the web site.
The Company’s second quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Sean P. O’Neill
SVP, Investor Relations and Corporate Communications
312-344-4401

Art Harmon
Sr. Manager, Investor Relations and Corporate Communications
312-344-4320

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

	Three Months Ended		Six Months Ended
		Restated (e)		Restated (e)
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
Statement of Operations and Other Data:
Total Revenues	$86,423	$74,129	$172,263	$150,702

Property Expenses	(29,932)	(25,241)	(60,273)	(51,705)
General & Administrative Expense	(11,571)	(9,665)	(23,493)	(16,888)
Amortization of Deferred Financing Costs	(510)	(464)	(1,019)	(910)
Depreciation of Corporate F,F&E	(337)	(321)	(657)	(640)
Depreciation and Amortization of Real Estate	(28,332)	(22,578)	(55,183)	(42,771)

Total Expenses	(70,682)	(58,269)	(140,625)	(112,914)

Interest Income	448	866	837	1,578
Interest Expense	(25,890)	(23,922)	(51,693)	(47,556)
Mark-to-Market / Gain on Settlement of Interest Rate Protection Agreement (a)	(1,404)	1,450	(463)	1,450

Loss from Continuing Operations Before Income Tax Benefit, Equity in Net (Loss) Income of Joint Ventures and Income Allocated to Minority Interest	(11,105)	(5,746)	(19,681)	(6,740)

Equity in Net (Loss) Income of Joint Ventures (b)	(98)	301	(220)	546
Income Tax Benefit	1,871	1,453	3,837	2,262
Minority Interest Allocable to Continuing Operations	1,503	2,250	2,677	2,954

Loss from Continuing Operations	(7,829)	(1,742)	(13,387)	(978)

Income from Discontinued Operations (Including Gain on Sale of Real Estate of $33,690 and $28,273 for the Three Months Ended June 30, 2005 and 2004, respectively and $47,186 and $55,484 for the Six Months Ended June 30, 2005 and 2004, respectively (c))	34,581	31,924	49,747	63,793
Provision for Income Taxes Allocable to Discontinued Operations (Including a provision allocable to Gain on Sale of Real Estate of $2,611 and $1,565 for the Three Months Ended June 30, 2005 and 2004, respectively and $5,782 and $3,675 for the Six Months Ended June 30, 2005 and 2004, respectively)	(2,527)	(2,110)	(6,188)	(4,685)
Minority Interest Allocable to Discontinued Operations (c)	(4,193)	(4,099)	(5,706)	(8,287)

Income Before Gain on Sale of Real Estate	20,032	23,973	24,466	49,843

Gain on Sale of Real Estate	3,232	3,337	24,716	6,583
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(1,252)	(710)	(8,977)	(1,424)
Minority Interest Allocable to Gain on Sale of Real Estate	(259)	(361)	(2,062)	(723)

Net Income	21,753	26,239	38,143	54,279

Preferred Dividends	(2,310)	(4,790)	(4,620)	(9,834)
Redemption of Preferred Stock	—	(7,359)	—	(7,359)

Net Income Available to Common Stockholders	$19,443	$14,090	$33,523	$37,086

RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO FFO (d) AND FAD (d)

Net Income Available to Common Stockholders	$19,443	$14,090	$33,523	$37,086

Add: Depreciation and Amortization of Real Estate	28,332	22,578	55,183	42,771
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations	703	2,329	1,826	4,635
Add: Income Allocated to Minority Interest	2,949	2,210	5,091	6,056
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)	494	476	829	909
Less: Accumulated Depreciation/Amortization on Real Estate Sold	(9,766)	(10,194)	(15,190)	(22,021)
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)	—	—	—	(5)

Funds From Operations (“FFO”) (d)	$42,155	$31,489	$81,262	$69,431

Add: Restricted Stock Amortization	2,930	1,930	4,820	3,334
Add: Amortization of Deferred Financing Costs	510	464	1,019	910
Add: Depreciation of Corporate F,F&E	337	321	657	640
Add: Redemption of Preferred Stock	—	7,359	—	7,359
Less: Non-Incremental Capital Expenditures	(11,118)	(10,969)	(21,701)	(18,187)
Less: Straight-Line Rent	(1,813)	(1,116)	(4,063)	(2,812)

Funds Available for Distribution (“FAD”) (d)	$33,001	$29,478	$61,994	$60,675

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit and property data)
(Unaudited)

		Three Months Ended		Six Months Ended
			Restated (e)		Restated (e)
		June 30,	June 30,	June 30,	June 30,
		2005	2004	2005	2004
RECONCILIATION OF NET INCOME AVAILABLE TO COMMON STOCKHOLDERS TO EBITDA (d) AND NOI (d)

Net Income Available to Common Stockholders		$19,443	$14,090	$33,523	$37,086

Add: Interest Expense		25,890	23,922	51,693	47,556
Add: Interest Expense Included in Discontinued Operations		172	64	344	128
Add: Depreciation and Amortization of Real Estate		28,332	22,578	55,183	42,771
Add: Depreciation and Amortization of Real Estate Included in Discontinued Operations		703	2,329	1,826	4,635
Add: Preferred Dividends		2,310	4,790	4,620	9,834
Add: Redemption of Preferred Stock		—	7,359	—	7,359
Add: Provision for Income Taxes / Income Tax Benefit		1,908	1,367	11,328	3,847
Add: Income Allocated to Minority Interest		2,949	2,210	5,091	6,056
Add: Amortization of Deferred Financing Costs		510	464	1,019	910
Add: Depreciation of Corporate F,F&E		337	321	657	640
Add: Depreciation and Amortization of Real Estate- Joint Ventures (b)		494	476	829	909
Less: Accumulated Depreciation/Amortization on Real Estate Sold- Joint Ventures (b)		—	—	—	(5)
Less: Accumulated Depreciation/Amortization on Real Estate Sold		(9,766)	(10,194)	(15,190)	(22,021)

EBITDA (d)		$73,282	$69,776	$150,923	$139,705

Add: General and Administrative Expense		11,571	9,665	23,493	16,888
Less: Net Economic Gains		(25,248)	(20,049)	(45,384)	(36,199)
Less: Provision for Income Taxes / Income Tax Benefit		(1,908)	(1,367)	(11,328)	(3,847)
Less: Equity in FFO of Joint Ventures (b)		(396)	(777)	(609)	(1,450)

Net Operating Income (“NOI”) (d)		$57,301	$57,248	$117,095	$115,097

Weighted Avg. Number of Shares/Units Outstanding- Basic		48,759	46,909	48,693	46,569
Weighted Avg. Number of Shares/Units Outstanding- Diluted (f)		48,759	46,909	48,693	46,569
Weighted Avg. Number of Shares Outstanding- Basic		42,285	40,336	42,222	39,933
Weighted Avg. Number of Shares Outstanding- Diluted (f)		42,285	40,336	42,222	39,933

Per Share/Unit Data:
FFO:
	- Basic	$0.86	$0.67	$1.67	$1.49
	- Diluted (f)	$0.86	$0.67	$1.67	$1.49
Loss from Continuing Operations Less Preferred Stock Dividends Per Weighted Average Common Share Outstanding:
	- Basic	$(0.20)	$(0.29)	$(0.10)	$(0.34)
	- Diluted (f)	$(0.20)	$(0.29)	$(0.10)	$(0.34)
Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
	- Basic	$0.46	$0.35	$0.79	$0.93
	- Diluted (f)	$0.46	$0.35	$0.79	$0.93
Dividends/Distributions		$0.6950	$0.6850	$1.3900	$1.3700

FFO Payout Ratio		80.4%	102.0%	83.3%	91.9%
FAD Payout Ratio		102.7%	109.0%	109.2%	105.1%

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation		$2,922,451	$2,739,957
Real Estate Held For Sale, Net		52,641	14,787
Total Assets		2,769,358	2,679,728
Debt		1,636,422	1,475,791
Debt/Accrued Interest on Real Estate Held For Sale		13,732	—
Total Liabilities		1,788,144	1,605,491
Stockholders’ Equity and Minority Interest		$981,214	$1,074,237

Property Data (end of period):
Total In-Service Properties		848	814
Total Gross Leasable Area (in sq ft)		64,482,336	59,178,370
Occupancy		91.1%	88.6%

a)	Represents the mark to market of an interest rate protection agreement used to hedge a prospective transaction that does not qualify for hedge accounting in accordance with Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities”.

b)	Represents the Company’s share of net income, depreciation and amortization of real estate and accumulated depreciation and amortization on real estate sold from the Company’s joint ventures in which it owns minority equity interests.

c)	In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). FAS 144 requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. FAS 144 also requires that prior periods be restated.

d)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

The Company calculates FFO to be equal to net income available to common stockholders, plus depreciation and amortization on real estate, minus accumulated depreciation and amortization on real estate sold.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus Net Economic Gains, minus general and administrative expenses. Net Economic Gains equal the gain on sale of real estate and the gain on sale of real estate from discontinued operations less accumulated depreciation and amortization on real estate sold (excluding the recapture of accumulated amortization related to above/below market leases as this amortization is included in revenues and FFO) and provision for income taxes/income tax benefit. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus preferred stock dividends, minus preferred stock redemption costs, minus straight-line rental income, minus provision for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income available to common stockholders (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs or to the definition of FFO published by NAREIT.

e)	In 2004, the Company classified its entire tax provision to income from discontinued operations. Based on a review of its presentation of income taxes under FAS 109, the Company has reconsidered such presentation and determined that the Company’s income tax provision should be allocated between income from continuing operations, income from discontinued operations and gain on sale of real estate. This reclassification does not impact net income available to common stockholders or FFO.

f)	Pursuant to Statement of Financial Accounting Standard No. 128, “Earnings Per Share”, the weighted average number of shares/units outstanding — diluted and weighted average number of shares outstanding — diluted are the same as weighted average number of shares/units outstanding — basic and weighted average number of shares outstanding — basic, respectively, as the dilutive effect of stock options and restricted stock was excluded because its inclusion would have been antidilutive to the loss from continuing operations per share.